SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    January 24, 2007

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ	08830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Pharmos Corporation was informed on January 24, 2007 by Steven Leventer, Ph.D., Senior Vice President, Development, of his resignation to take a position with Wyeth. Dr. Leventer has agreed to work with Pharmos to insure a smooth transition over a period of 60 days. Dr. Leventer joined Pharmos in October 2006 when the company acquired Vela Pharmaceuticals, Inc., where he had been a senior executive. His responsibilities at Pharmos included the clinical development of the company’s dextofisopam program. Pharmos’s plans for that program will not be changed by Dr. Leventer’s departure, and the company will look to Nadim Kassem, M.D., a former Senior Vice President, Clinical and Regulatory Affairs, to provide guidance and continuity for the ongoing dextofisopam clinical trial. Dr. Kassem, who assisted Pharmos in its due diligence investigation of Vela and dextofisopam, continues to serve as an advisor to Pharmos.

Pharmos is in the final stages of selecting a contract research organization to manage and execute the dextofisopam Phase IIb clinical trial, and Dr. Leventer will continue his participation in that process over the next 60 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of January, 2007.

PHARMOS CORPORATION By: /s/ S. Colin Neill Name: S. Colin Neill Title: Senior Vice President and Chief Financial Officer